Exhibit 10.32

FORM OF

REGISTRATION RIGHTS

AGREEMENT

dated
[                  ]

between

[                  ],
(“Holder”)

[                  ]

and

Osiris Therapeutics, Inc.,
2001 Aliceanna Street,
Baltimore, MD 21231, U.S.A.
(“Company”)

(together, the “Parties”).

PREAMBLE

WHEREAS

A.                                   The Company proposes to issue a convertible promissory note, substantially in the form attached as Annex 1 hereto (the “Note”), wherein the holder of such Note (the “Holder”) is entitled on or after [                  ] and upon the closing of a first firm commitment underwritten public offering of shares of the Company’s common stock (the “Registrable Securities”) in an amount of not less than US$ 25.0 million (the “IPO”) to convert the Note in whole or in part into Registrable Securities or to redeem the Note on or before the final maturity date of the Note for a cash payment to be made by the Company.

SECTION 1
DEFINITIONS

For purposes of this Agreement:

(a)                                  The term “Closing Date” means [                  ].

(b)                                 The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document, including a shelf registration statement under Rule 415 of the Securities Act, or any similar rules that may be adopted by the SEC, or a timely amendment to any effective registration statement, in compliance with the Securities Act, and the declaration or ordering by the SEC of effectiveness of such registration statement, document or amendment.

(c)                                  The term “registration statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

(d)                                 The term “Securities Act” means the US Securities Act of 1933, as amended.

(e)                                  The term “SEC” means the United States Securities and Exchange Commission.

SECTION 2
OBLIGATIONS OF THE COMPANY

(1)                                  Immediately following receipt by the Company of an exercise notice substantially in the form attached as Annex 2 hereto, in which the Holder elects conversion (in whole or in part) of the Note into Registrable Securities, the Company shall, as soon as practicable or earlier at the Company’s discretion, effect the registration of all Registrable Securities (which term shall, for the avoidance of doubt, include all shares of the Company’s common stock resulting from the exercise by Holder of its conversion right) for trading on the securities exchange on which the Company’s shares of common stock will be traded following the IPO.  When delivered to the Holder, the Registrable Securities resulting from the conversion shall be freely tradable under the Securities Act and applicable state blue-sky laws, subject only to contractual lock-up, as set out in Section 8 below

(2)                                  Whenever required under this Agreement to file a registration statement with respect to the Registrable Securities, the Company shall:

(a)                                  Prepare and file with the SEC (or other relevant body) a registration statement or a timely amendment to any effective registration statement for shares of the Company’s common stock with respect to such Registrable Securities.

(b)                                 Prepare and file with the SEC (or other relevant body) such amendments and supplements to  such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act (or other relevant legislation) with respect to the disposition of all securities covered by such registration statement.

(c)                                  Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act (or other relevant legislation), and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by or deliverable to it.

(d)                                 Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offer.

(f)                                    Cause all Registrable Securities registered pursuant thereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(g)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration.

(h)                                 Afford the Holder and its representatives the opportunity to make such examination of the business affairs of the Company and its subsidiaries as the Holder may reasonably deem necessary to satisfy itself as to the accuracy of the registration statement (subject to a reasonable confidentiality undertaking on the part of the Holder and its representatives).

SECTION 3
INFORMATION

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall reasonably be required to effect the registration of its Registrable Securities.

SECTION 4
EXPENSES OF REGISTRATION

All expenses incurred by the Company in connection with any registration pursuant to this Agreement (other than underwriter’s Commissions and fees) including without limitation all registration, filing and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company.

SECTION 5
INDEMNIFICATION

In the event any Registrable Securities are included in a registration statement in accordance herewith:

(a)                                  To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the officers and directors of the Holder, and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the 1934 Act (collectively, the “Indemnified Parties”) against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the 1934 Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or  any amendments or supplements thereto; (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any Violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5, shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)                                 Promptly after receipt by the Company under this Section 5(b) of notice of the commencement of any action (including any governmental action), the Company will, if a claim in respect thereof is to be made against the Holder under this Section 5, notify the Holder in writing of the commencement thereof and the Holder shall have the right to participate in, and, to the extent the Holder so desires, jointly with any of its affiliates, to assume the defense thereof with counsel mutually satisfactory to the Parties.  The failure to notify the Holder within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Holder of any liability to the Company under this Section 5, but the omission so to notify the Holder will not relieve it of any liability that it may have to the Company otherwise than under this Section 5.

SECTION 6
RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)                                  make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act at any time after it has become subject to such reporting requirements;

(c)                                  so long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

SECTION 7
COMMISSIONS AND EXPENSES

(1)                                  The Company will pay to the Holder on the Closing Date a commission of 4.5% of the gross proceeds of the offering of the Offered Securities (the “Fees”).

(2)                                  Prior to disbursement of the purchase price of the Note to the Company, the Holder may deduct the Fees from the purchase price from the purchase price of the Note.

SECTION 8
LOCK-UP

(1)                                  In the event of an IPO, Holder agrees to enter into any lock-up agreement which may be requested by the underwriters of such an IPO, and all the Registrable Securities shall be subject to such lock-up agreement, provided that (a) the time period of any lock-up shall in no event exceed 180 days from the date of the final offer document with respect to the IPO, and (b) the terms of such lock-up agreement shall be substantially identical to, and in no event more burdensome on the Holder than, the terms of any other lock-up agreement entered into by any other holder of Registrable Securities in connection with the IPO.

(2)                                  At the request of the Holder, the Company shall furnish to the Holder copies of any and all lock-up agreements entered into by any other holder of Registrable Securities in connection with the IPO (subject to a reasonable confidentiality undertaking on the part of the Holder and its representatives).

SECTION 9
CONFIDENTIALITY

The Parties shall keep any non-public information, in connection with the Transaction confidential, unless disclosure is required by applicable law or regulations or by an administrative or court order.  Non-public information does not include information which (a) is or becomes generally available to the public, (b) was available to either Party on a non-confidential basis prior to its disclosure by the other Party, (c) becomes available on a non-confidential basis from a person who is not prohibited from disclosing such information, or (d) is transmitted by either Party after termination of this Agreement.  The passing on of confidential information by either party to any of its affiliates or professional advisors (provided such advisors are subject to an equivalent duty of confidentiality) for the purpose of evaluation, preparation or consummation of the Transaction does not constitute a breach of the above confidentiality undertaking.

SECTION 10
AMENDMENTS

Amendments to this Agreement shall only be made in writing. This shall also apply to amendments of this provision.

SECTION 11
SEVERABILITY

Should any provision of this Agreement be or become invalid either in whole or in part, the other provisions of this Agreement shall remain in force.  It is understood by the parties hereto that any invalid provision shall be replaced by a valid provision, which accomplishes as far as legally possible the economic effects of the invalid provision.

SECTION 12
PRINCIPAL CONTACTS

All notices under this Agreement shall be effective only if in writing (including telegraphic communication) or by telephone confirmed in writing to be delivered to the contacts as follows:

If to Holder:	[ ]

With a copy to:	[ ]

If to Osiris:	Osiris Therapeutics, Inc.
2001 Aliceanna Street
Baltimore, MD 21231-3043, USA
Attn.: Randy Mills

Fax No.+1 410 563 0794
Tel. No.+1 410 522 5005
E-mail: rmills@osiristx.com

With a copy to:	Peter Friedli
Freigutstrasse 5
8002 Zurich, Switzerland
Fax No. +41 1 283 2901
Tel. No. +41 1 283 2900
E-mail: peter.friedli@friedlicorp.ch

SECTION 13
MISCELLANEOUS

(1)                                  This Agreement constitutes the entire agreement of the Parties and supersedes any previous agreements with regard to the subject matter hereof.

(2)                                  This Agreement shall be governed by and construed in accordance with the laws of Switzerland.  Place of performance for the obligations hereto shall be Zürich, Switzerland.

(3)                                  The exclusive place of jurisdiction for any action or other legal proceeding arising out of, or in connection with, this Agreement are, to the extent legally permissible, the courts in Zürich, Switzerland.

(4)                                  For any legal disputes or other proceedings before Swiss courts, Holder appoints [_______________] as its authorized agent for accepting service of process in connection with this Agreement.

(5)                                  For any legal disputes or other proceedings before Swiss Courts, the Company appoints Mr. Peter Friedli as its authorised agent for accepting service of process in connection with this Agreement for the benefit of the Parties and in connection with the Note for the benefit of the Holder from time to time.

(6)                                  All Annexes hereto form an integral part of this Agreement.

(7)                                  This Agreement may be executed in any number of counterparts.  Exchange of counterparts duly executed by the respective parry shall suffice.  Each executed copy shall be an original of one and the same Agreement.

[                  ]

By:_____________________________	By:____________________________

Name:	Name:
Title:	Title

Osiris Therapeutics, Inc.

By:	By:____________________________
Name: C. Randal Mills	Name:
Title: President & CEO	Title

ANNEX 1

FORM OF PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE AND SUCH OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND LISTING APPLICATION IN EFFECT WITH RESPECT TO THIS NOTE OR SUCH OTHER SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND LISTING ARE NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

CONVERTIBLE PROMISSORY NOTE
due November 28, 2008

US $20,600,000

November 28, 2005

FOR VALUE RECEIVED, Osiris Therapeutics, Inc., a Delaware corporation (the “Company”), having an address of 2001 Aliceanna Street, Baltimore, MD 21231, U.S.A., hereby promises to pay to the order of [                  ] (the “Holder”), at the offices of Holder at [                  ] or such other place as may be designated by Holder to the Company in writing, the aggregate of (i) twenty million six hundred thousand U.S. Dollars (U.S.$ 20,600,000) (the “Principal”), together with, and upon and subject to the terms and conditions hereinafter set forth, (ii) accrued and unpaid interest thereon, and (iii) an additional amount corresponding to 27% of the Principal (such aggregate the “Final Payment Amount”).  Notwithstanding anything to the contrary, no payment on the note will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder in the United States.

1.                     Payment Terms.  The Company promises to pay to Holder the Final Payment Amount on November 28, 2008 (the “Maturity Date”), unless this Note is earlier redeemed by the Company or converted into Common Stock (as hereinafter defined) of the Company, pursuant to Section 3 or Section 5 hereof, as applicable.  All accrued and unpaid interest shall be due and payable in accordance with Section 2 hereof.  All payments hereunder shall be made in lawful money of the United States of America.  Payment shall be credited first to the accrued and unpaid interest then due and payable and the remainder to Principal.

2.                     Interest.  Interest on the outstanding portion of Principal of this Note shall accrue at a rate of six per cent. (6%) per annum.  All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.  All accrued interest shall be due and payable on each Payment Date (as hereinafter defined), the Maturity Date, the IPO Redemption Date (as hereinafter defined), the Company Redemption Date (as hereinafter defined) or the IPO Conversion Date (as hereinafter defined), as the case may be, in each case in accordance with the terms and conditions of this Note.  “Payment Date” means each of November 28, 2006 and November 28, 2007.  If a Payment Date, the Maturity Date, the IPO Redemption Date, the Company Redemption Date or the IPO Conversion Date is on a day that is not a business day, payment of any amounts due and payable on such date shall be effected on the immediately following business day.

3.                                       Conversion or Redemption of this Note.

(a)           Conversion or Redemption at Option of Holder.  Upon the initial closing by the Company of its first firm commitment underwritten public offering of shares of the Company’s common stock, par value U.S.$0.001 per share (or as amended from time to time as envisaged by Section 6 below) (“Common Stock”) of not less than U.S.$25 million (such closing an “IPO”), this Note may, at the sole option of Holder, be, in whole or in part, (i) converted into shares of Common Stock, in accordance with Section 3(a)(i) hereof, if such IPO takes place on or after 20 December 2006, but prior to the Maturity Date or (ii) redeemed by the Company for cash in accordance with Section 3(a)(ii) hereof, if such IPO takes place at any time prior to the Maturity Date.  The date of conversion is referred to as the “IPO Conversion Date” and the date of such redemption is referred to as the “IPO Redemption Date”.
(i)            Conversion.  In the event of an IPO and Holder’s election to convert this Note, in whole or in part, into Common Stock, the number of shares of Common Stock to which Holder shall be entitled upon such conversion (the “IPO Conversion Shares”) shall be equal to the result of the following calculation: (i) the percentage of the Principal in relation to which the Holder elects to convert this Note into Common Stock multiplied by (ii) the sum of (x) the Principal multiplied by the IPO Adjustment Factor (as defined below) and (y) the accrued and unpaid interest on the IPO Conversion Date, such product divided by (iii) the IPO Price (as defined below).

The “IPO Adjustment Factor” amounts to

•                                          109% for the time period until 28 November, 2006;

•                                          115% for the time period beginning 29 November, 2006 and ending 28 May, 2007;

•                                          118% for the time period beginning 29 May, 2007 and ending 28 November, 2007;

•                                          124% for the time period beginning 29 November, 2007 and ending 28 May, 2008;

•                                          127% for the time period beginning 29 May, 2008 and ending 28 November, 2008.

“IPO Price” shall mean the price per share at which shares of Common Stock are sold to the public in the IPO.  Upon the election by Holder to convert this Note, in whole or in part, pursuant to this Section 3(a)(i), the Company shall immediately take all necessary steps to register the IPO Conversion Shares under the Securities Act pursuant to the Registration Rights Agreement dated on or about 28 November 2005 among, inter alia, the Company and the Holder.

(ii)           Redemption.  In the event of an IPO and Holder’s election to have this Note redeemed by the Company, the Company shall effect such redemption by paying, in immediately available funds, an amount to Holder equal to the result of the following calculation: (i) the percentage of the Principal in relation to which the Holder elects to have this Note redeemed multiplied by (ii) the sum of (x) the Principal multiplied by the IPO Adjustment Factor and (y) the accrued and unpaid interest on the IPO Redemption Date (the “IPO Redemption Price”).
(b)           Conversion or Redemption.  Following the initial filing by the Company of a registration statement in connection with the IPO and at least 30 days prior to the anticipated effective date of such registration statement, the Company shall provide written notice (the “Company Notice”) to Holder of the filing of such registration statement.  Holder shall elect, by delivery of a written notice, substantially in the form attached as Annex 1 (the “Exercise Notice”), to Company within 15 days of Holder’s receipt of the Company Notice, to convert this Note upon the IPO, in whole or in part, pursuant to Section 3(a)(i) above, if the IPO takes place on or after 20 December 2006, but prior to the Maturity Date, or to have this Note then redeemed, in whole or in part, pursuant to Section 3(a)(ii) above, if the IPO takes place at any time prior to the Maturity Date.  If the Holder elects to convert this Note in part into Common Stock pursuant to Section 3(a)(i) above and to have this Note in part redeemed pursuant to Section 3(a)(ii) above, the Holder shall specify the portion of Principal that shall be converted into Common Stock and the portion of Principal that shall be redeemed in the Exercise Notice.  The Holder’s right to elect partial conversion or redemption of this Note may be exercised in increments of U.S.$100,000.  In the event Holder fails to respond to the Company Notice in a timely manner, the Company shall understand such failure to mean that Holder has elected to redeem this Note in accordance with Section 3(a)(ii) above.  Notwithstanding the foregoing, the Company shall not be obligated to deliver the IPO Conversion Shares issued upon conversion of this Note by the Holder or pay the IPO Redemption Price unless the original of this Note is delivered to the Company or Holder notifies the Company in writing that such original of this Note has been lost, stolen or destroyed, and Holder executes an agreement satisfactory to the Company to, among other things, indemnify the Company from any loss incurred by the Company in connection with such original of this Note.  Upon surrender by Holder to the Company of the original of this Note at the office of the Holder to an authorized representative of the Company, such representative shall issue and deliver to Holder promptly at such office and in Holder’s name as shown on the original of this Note, the IPO Conversion Shares or the IPO

Redemption Price pursuant to the information provided in the Exercise Notice under “4. Settlement”.
(c)           No Fractional Shares.  The number of IPO Conversion Shares resulting from a conversion of this Note pursuant to Section 3(a)(i) above shall be rounded up to the next higher integral share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note.  Conversion of this Note shall be deemed payment in full of this Note and this Note shall thereupon be cancelled.

4.                                         Subordination.  The indebtedness evidenced hereby ranks pari passu in right of payment to all existing and future non-subordinated indebtedness of the Company, including lease and equipment finance obligations of the Company, indebtedness of the Company vis-à-vis banks and indebtedness of the Company resulting from the loan agreement dated as of March 5, 2003 between the Company and Boston Scientific Corporation, as amended.  The indebtedness evidenced hereby ranks senior in right of payment to all other convertible debt securities issued by the Company insofar as the terms thereof provide for subordination of the payment thereof, and to all classes and series of the Company’s capital stock.

5.                                         Redemption.  This Note may be redeemed by the Company at any time by payment to Holder in immediately available funds of the sum of (i) the Principal multiplied by the Company Redemption Premium Factor (as defined below) and (ii) the accrued and unpaid interest on the Company Redemption Date (as defined below).  “Company Redemption Premium Factor” means (i) 109% if the redemption takes place before 29 November, 2006; (ii) 118% if the redemption takes place on or after 29 November, 2006 but before 29 November, 2007; or (iii) 127% if the redemption takes place on or after 29 November, 2007.  The Company must provide written notice to Holder not less than 30 days prior to the effective date of such redemption (the “Company Redemption Date”).

6.                                         Representations and Warranties of the Company.  The Company represents and warrants to Holder as follows:

(a)           The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.
(b)           This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

7.                                       Use of Proceeds.  The proceeds received by the Company from the sale of this Note shall be used by the Company for working capital or other general corporate purposes.

8.                                       No Waiver in Certain Circumstances.  Except as set out in Section 3(b) sentence 5 above, no course of dealing of Holder nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

9.                                         Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

10.                                    No Unlawful Interest.  Notwithstanding anything herein to the contrary, payment of any interest or other amount hereunder shall not be required if such payment would be unlawful.  In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

11.                                    Miscellaneous.  No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by each of the Company and Holder.  This Note may not be conveyed, assigned or transferred by Holder without the prior written consent of the Company.  All notices hereunder shall be in writing and be deemed given if personally delivered, sent by overnight courier (provided proof of delivery is received) or sent by telecopy (provided a confirmation of transmission is received) at the addresses of the respective parties set forth in the initial paragraph of this Note or such other address as either party shall notify the other of from time to time.  The Company hereby submits to personal jurisdiction in the State of Maryland, consent to the jurisdiction of any competent state or federal district court sitting in the County of Montgomery County, Maryland, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit or proceeding in connection with this Note or any related matter.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, without reference to conflicts of law provisions of such state.

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed and delivered by a duly authorized officer as of the date first above written.

Osiris Therapeutics, Inc.                                                                  [                             ]

By:   _______________________________                               By:  _______________________________

Name:                                                                                                     Name:

Title:                                                                                                       Title:

ANNEX 2

FORM OF EXERCISE NOTICE

EXERCISE NOTICE

Osiris Therapeutics, Inc. (the “Company”)

US $ 20,600,000

CONVERTIBLE PROMISSORY NOTE
due November 28, 2008

(the “Note”)

When completed, this Exercise Notice should be delivered in writing or by telefax to Osiris Therapeutics, Inc. at 2001 Aliceanna Street, Baltimore, MD 21231, U.S.A., to arrive not later than 15 days after Holder’s receipt of the Company Notice pursuant to Section 3(b) sentence 2 of the terms and conditions of the Note (the “Conditions”), or if such date is not a business day, the immediately succeeding business day (the “Exercise Date”).

In the event Holder fails to properly complete this Exercise Notice or to timely submit a substantially similar form of Exercise Notice to the Company, the Company shall understand such failure to mean that Holder has elected to have this Note redeemed by the Company in accordance with Section 3(a)(ii) of the Conditions.

Pursuant to Section 3(a) of the Conditions, the Note may, at the sole option of Holder, be, in whole or in part, (i) converted into shares of the Company’s common stock, par value U.S.$0.001 per share (“Common Stock”), in accordance with Section 3(a)(i) of the Conditions, or (ii) redeemed by the Company for cash in accordance with Section 3(a)(ii) of the Conditions. Pursuant to Section 3(b) of the Conditions, the Holder’s right to elect partial conversion or redemption of this Note may be exercised in increments of U.S.$100,000.

Capitalized terms used in this Exercise Notice shall have the meaning attributed to them in the Note.

1.             Name and Address of Holder:

Name                      [                             ]

Address                 [                             ]

2.             Exercise of Right to Elect Conversion or Redemption Election

a)             Conversion or Redemption in whole.*

                I hereby elect:

(i)            to convert this Note in whole pursuant to Section 3(a)(i) of the Conditions; * OR

(ii)                                  to have this Note redeemed in whole pursuant to Section 3(a)(ii) of the Conditions.*
(b)                                 Conversion or Redemption in part.*

I hereby elect:

(i)                                     to convert this Note in part pursuant to Section 3(a)(i) of the Conditions with respect to a portion of the Principal in the amount of U.S.$       00,000.00;* AND
(ii)                                  to have this Note redeemed in part pursuant to Section 3(a)(ii) of the Conditions with respect to a portion of the Principal in the amount of U.S.$       00,000.00.*

3.             Account details

Securities Account

No.:                                         ___________________________

Holder:                                   ___________________________

Bank or Broker:                     ___________________________

Bank Code:                            ___________________________

Cash Account

No.:                                         ___________________________

Holder:                                   ___________________________

Bank:                                      ___________________________

Bank Code:                            ___________________________

4.             Settlement

Set out in paragraph 3 above are the details of my (i) Securities Account for delivery by the Company of the IPO Conversion Shares, if any, and (ii) Cash Account to be credited with payment by the Company of the IPO Redemption Price, if any.

Name of Holder

Signed/By:

Dated:

*              Please delete or complete as appropriate.